Exhibit 5.1

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv .& economist

Efi Ohana, Adv .& economist

Ron Soulema, Adv.

Moti Philip, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar-dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Tmoora Detsch Kaufman, Adv.

Lilach Cohen-Shamir, Adv.

Orly Pharan, Adv.

Rivka Mangoni, Adv.

Gil Salomon, Adv.

Israel Asaraf, Adv.

Jossef Prins, Adv.

Shay Almakies, Adv.& Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Hadas Garoosi Wolfsthal, Adv.

Odelia Cohen-Shondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Sivan Kaufman, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Sivan Feldhamer, Adv.

Meital Graff, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Michal Zamir-Polani, Adv.

Inbal Harel Gershon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv.

Hadar Weizner, Adv. & economist

Yaniv Levi, Adv.

Noy Keren, Adv.

Avi Kababgian., Adv.

Or Yahal Asbag, Adv.

Eli Kulas. Adv. Notary & Mediator- Counselor

Jan Robinsohn, M.Jur. Adv. & Notary. Head of

Polish desk - Counselor ****

Giora Amir, Adv. Notary- Counselor

*Member of the New York State Bar

**Member of the Law Society in England & Wales

***Accredited by the consulate of France

****Honorary Consul Of The Republic Of Poland(ret.)

mail@dtkgc.com
www.dtkgc.com

www.dt-law.co.il

March 12, 2018

Can-fite BioPharma Ltd.

10 Bareket Street,

Kiryat Matalon,

P.O. Box 7537,

Petah-Tikva 4951778,

Israel

Dear Sir and Madam:

Re:  Can-Fite BioPharma Ltd. — 6,666,672  Ordinary Shares represented by 3,333,336
        American Depositary Shares

We have acted as Israeli counsel to Can-fite BioPharma Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the issuance and sale of an aggregate of 6,666,672 ordinary shares, NIS 0.25 par value per share, (the “Ordinary Shares”) represented by 3,333,336 American Depositary Shares (the “ADSs”) being offered by the Company, pursuant to the terms of securities purchase agreements dated March 9, 2018 between the Company and the investors party thereto.  The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-220644) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated October 11, 2017, and the prospectus supplement dated March 9, 2018, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on March 12, 2018, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Doron Tikotzky Kantor Gutman & Amit Gross

Doron Tikotzky Kantor Gutman & Amit Gross

Haifa & Northern : 7 Palyam Blvd. Haifa,

(Phoenix House) 7th Floor, 3309510

Tel. +972-4-8147500 | Fax 972-4-8555976

Banking & Collection, 6th Floor

Tel. 972-4-8353700 | Fax 972-4-8702477

ROMANIA: 7 Franklin, 1st District, Bucharest

CYPRUS: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia

CYPRUS: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia

Central : B.S.R. Tower 4 33th Floor, 7 metsada St. Bnei Brak, 5126112 Tel. 972-3-6109100 | Fax +972-3-6127449 Tel. 972-3-6133371 | Fax +972-3-6133372 SRFK Manhattan, New York, Broadway 61, NY 10006